UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 16, 2025

PERMIAN BASIN ROYALTY TRUST

(Exact name of Registrant as Specified in Its Charter)

Texas	1-8033	75-6280532
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Argent Trust Company 3838 Oak Lawn Ave. Suite 1720
Dallas, Texas		75219
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 855 588-7839

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units of Beneficial Interest	PBT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Permian Basin Royalty Trust (the “Trust”) held a special meeting of its unit holders on December 16, 2025, at 1:00 p.m., Central Time, at the offices of Argent Trust Company (the “Trustee”), 4200 South Hulen Street, Suite 217, Fort Worth, Texas 76109 (the “Special Meeting”). The Special Meeting was called by the Trustee as required by Section 8.02 of the Trust Indenture at the request of SoftVest Advisors, LLC (“SoftVest Advisors”) and other unit holders of the Trust collectively owning not less than 15% of the outstanding Trust units.

At the Special Meeting, unit holders of the Trust were asked to consider and vote upon (i) a non-binding proposal for SoftVest Advisors or another appropriate party to take appropriate actions as beneficiaries of the Trust to effect the judicial reformation or modification of the Trust Indenture, to allow for the approval of any amendment to the Trust Indenture by a simple majority of votes cast by unit holders at a special meeting at which a quorum is present (such proposal, the “Indenture Reformation Proposal”); and (ii) an adjournment of the Special Meeting, if necessary or appropriate, to permit solicitation of additional proxies in favor of the Indenture Reformation Proposal (the “Adjournment Proposal”).

Of the 46,608,796 units outstanding and entitled to vote as of the record date for the Special Meeting, 27,938,688 units were present at the Special Meeting in person or by proxy. As such, a quorum was established at the Special Meeting.

The proposals voted on by the unit holders at the Special Meeting and the voting results are set forth below.

1. A non-binding proposal for SoftVest Advisors or another appropriate party to take appropriate actions as beneficiaries of the Trust to effect the judicial reformation or modification of the Trust Indenture, to allow for the approval of any amendment to the Trust Indenture by a simple majority of votes cast by unit holders at a special meeting at which a quorum is present received the following vote:

For	Against	Abstain	Broker Non-Votes
27,525,758	245,868	167,062	0

2. Proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to permit solicitation of additional proxies in favor of the Indenture Reformation Proposal received the following vote:

For	Against	Abstain	Broker Non-Votes
27,494,700	277,488	166,500	0

While the Indenture Reformation Proposal is non-binding on the Trust, SoftVest Advisors has informed the Trustee that it intends to seek judicial reformation or modification of the Truste Indenture as described in its proxy statement.

Forward-looking Statements

Any statements in this Current Report on Form 8-K and the exhibits filed or furnished herewith about plans for the Trust, plans by SoftVest Advisors or other unit holders to seek judicial reformation or medication of the Trust Indenture or take other actions with respect to the Trust, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” “may,” “intends” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause the Trust’s actual results to differ materially from the results it anticipates include, but are not limited to actions by SoftVest Advisors or other unit holders or other third parties, including courts, that are not within the control of the Trust or the Trustee.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in this material represent the Trustee’s views as of the date hereof. The Trustee anticipates that subsequent events and developments may cause its views to change. However, while the Trustee may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.

These forward-looking statements should not be relied upon as representing the Trustee’s views as of any date subsequent to the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMIAN BASIN ROYALTY TRUST

	By:	ARGENT TRUST COMPANY, TRUSTEE

	By:	/s/ Nancy Willis
Date: December 18, 2025		Nancy Willis Director of Royalty Trust Services